GREAT-WEST FUNDS, INC.

AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

WHEREAS, Great-West Funds, Inc., a Maryland corporation (“Great-West Funds”), is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company and consists of various investment portfolios, including the Funds listed in Schedule A hereto, as may be amended from time to time (the “Funds”), and may offer additional portfolios in the future;

WHEREAS, each Fund is authorized to issue classes of a series of capital stock as listed in Appendix A;

WHEREAS, GWFS Equities, Inc. (the “Distributor”) serves as the principal underwriter for Great-West Funds;

WHEREAS, Great-West Funds has adopted a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act under which each Fund will bear expenses of distribution of its Service Class shares and Class L shares, including payments to and/or reimbursement of certain expenses incurred by the Distributor in connection with the distribution and servicing of such shares;

WHEREAS, Great-West Funds has entered into a Shareholder Services Agreement with Great-West Life & Annuity Insurance Company whereby the Investor Class shares, Service Class shares, and Class L shares of the Funds pay a shareholder services fee in connection with the provision of shareholder services;

WHEREAS, Rule 18f-3 under the 1940 Act permits open-end management investment companies to issue multiple classes of voting stock representing interests in the same portfolio if, among other things, an investment company adopts a written plan setting forth the separate arrangement and expense allocation of each class and any related conversion features or exchange privileges; and

WHEREAS, the Board of Directors of Great-West Funds, and a majority of the Directors who are not interested persons of Great-West Funds (the “Independent Directors”), have determined that it is in the best interest of each class of shares of the Funds individually, and Great-West Funds as a whole, to adopt this Amended and Restated Multiple Class Plan (the “Plan”);

NOW, THEREFORE, Great-West Funds adopts the Plan as follows:

1.        Class Attributes.    Each class of shares of a Fund will represent interests in the same portfolio of investments, and be identical in all respects to each other class of that Fund, except as set forth below. The only differences among the various classes of shares of the Funds will relate solely to:

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(a)        different distribution or service fee payments associated with any Rule 12b-1 plan for a particular class of shares and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto), which will be borne solely by shareholders of such class;

(b)        different Class Expenses, as provided for in paragraph 6 hereof;

(c)        different or separate voting rights, as provided for in paragraph 9 hereof; and

(d)        such differences relating to (i) conversion features, (ii) exchange privileges; (iii) investment minimums and other conditions of eligibility, and (iv) class names or designations as may be set forth in Great-West Funds’ prospectus and statement of additional information, as the same may be amended or supplemented from time to time (the “Prospectus and SAI”);

2.        Investor Class Shares.    Investor Class shares are offered at their net asset value, without an initial sales charge or a contingent deferred sales charge.

3.        Service Class Shares.    Service Class shares are offered at their net asset value, without an initial sales charge or a contingent deferred sales charge, but will be subject to a fee imposed in accordance with Rule 12b-1 under the 1940 Act (“Rule 12b-1 fees”), a portion of which may include a service fee, as set forth in the Prospectus and SAI.

4.        Class L Shares.    Class L shares are offered at their net asset value, without an initial sales charge or a contingent deferred sales charge, but will be subject to a fee imposed in accordance with Rule 12b-1 under the 1940 Act (“Rule 12b-1 fees”), a portion of which may include a service fee, as set forth in the Prospectus and SAI.

5.        Institutional Class Shares.    Institutional Class shares are offered at their net asset value, without an initial sales charge or a contingent deferred sales charge.

6.        Allocations of Each Class.    In addition to any distribution and/or service fees described in the Prospectus and SAI, the following expenses “Class Expenses” shall be allocated, to the extent practicable, on a class-by-class basis:

(a)        printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class;

(b)        SEC registration fees incurred with respect to a specific class;

(c)        state blue sky and foreign registration fees and expenses incurred with respect to a specific class;

(d)        the expenses of administrative personnel and services required to support shareholders of a specific class;

(e)        litigation and other legal expenses relating to a specific class;

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(f)        expenses relating to shareholder meetings, including Directors’ fees or expenses incurred as a result of issues relating to a specific class of shares;

(g)        accounting and consulting expenses relating to a specific class;

(h)        any fees imposed pursuant to a non-Rule 12b-1 shareholder services plan that relate to a specific class;

(i)        transfer agent fees and shareholder servicing expenses identified as being attributable to a specific class of shares; and

(j)        any additional expenses, not including advisory or custodial fees or other expenses relating to the management of the Fund’s assets, if such expense are actually incurred in a different amount by a class or related to the receipt of services by a class of a different kind or to a different degree than another class.

Any additional expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a Fund shall be so applied upon approval by a majority of Great-West Funds’ Directors, including a majority of the Independent Directors.

Expenses that are attributable to a particular Fund, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the Fund if the Fund does not pay daily dividends and if the Fund does pay daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii).

7.        Waivers and Reimbursements.    Notwithstanding anything in the Plan to the contrary, a Fund’s investment adviser, principal underwriter or any other provider of services to the Fund may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

8.        Dividends.    Dividends paid by the Funds with respect to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution/service fees and Class Expenses allocated to a class shall be borne exclusively by that class.

9.        Voting Rights.    Each class of shares governed by the Plan (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement for shareholder services and/or the distribution of shares, and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class.

10.        Periodic Review.    The Board of Directors, including a majority of the Independent Directors, shall periodically review the Plan for its continued appropriateness. The Directors shall monitor for any material conflicts of interest

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among classes and take any actions reasonably necessary to eliminate them. Great-West Funds’ investment adviser and the Distributor will be responsible for reporting any potential or existing conflicts among classes of shares of the Funds.

11.        Amendments.    The Board of Directors, including a majority of the Independent Directors, shall approve any material amendment of the Plan. Before any material amendment of the Plan, a majority of the Board of Directors, and a majority of the Independent Directors, shall find that the Plan as proposed to be amended, including the expense allocation is in the best interests of each class individually and Great-West Funds as a whole. No shareholder vote shall be required to amend the Plan.

12.        Votes on the Plan.    Before any vote on the Plan, the Board of Directors shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

Adopted on April 20, 2017, as further adopted on September 20, 2017 and June 21, 2018.

Effective as of September 10, 2018.

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SCHEDULE A

FUNDS

Great-West Government Money Market Fund – Institutional and Investor

Great-West International Index Fund – Institutional, Investor, and Class L

Great-West S&P Mid Cap 400® Index Fund – Institutional, Investor, and Class L

Great-West Short Duration Bond Fund – Institutional, Investor, and Class L

Great-West U.S. Government Securities Fund – Institutional, Investor, and Class L

Great-West Core Bond Fund – Institutional, Investor, and Class L

Great-West Bond Index Fund – Institutional, Investor, and Class L

Great-West Multi-Sector Bond Fund – Institutional, Investor, and Class L

Great-West Putnam High Yield Bond Fund – Institutional, Investor, and Class L

Great-West Global Bond Fund – Institutional, Investor, and Class L

Great-West Loomis Sayles Small Cap Value Fund – Institutional, Investor, and Class L

Great-West Invesco Small Cap Value Fund – Institutional, Investor, and Class L

Great-West S&P Small Cap 600® Index Fund – Institutional, Investor, and Class L

Great-West Mid Cap Value Fund – Institutional, Investor, and Class L

Great-West Ariel Mid Cap Value Fund – Institutional, Investor, and Class L

Great-West T. Rowe Price Mid Cap Growth Fund – Institutional, Investor, and Class L

Great-West T. Rowe Price Equity Income Fund – Institutional, Investor, and Class L

Great-West S&P 500® Index Fund – Institutional, Investor, and Class L

Great-West Large Cap Growth Fund – Institutional, Investor, and Class L

Great-West International Value Fund – Institutional, Investor, and Class L

Great-West International Growth Fund – Institutional, Investor, and Class L

Great-West Conservative Profile Fund – Institutional, Investor, and Class L

Great-West Moderately Conservative Profile Fund – Institutional, Investor, and Class L

Great-West Moderate Profile Fund – Institutional, Investor, and Class L

Great-West Moderately Aggressive Profile Fund – Institutional, Investor, and Class L

Great-West Aggressive Profile Fund – Institutional, Investor, and Class L

Great-West Putnam Equity Income Fund – Institutional, Investor, and Class L

Great-West Real Estate Index Fund – Institutional, Investor, and Class L

Great-West Small Cap Growth Fund – Institutional, Investor, and Class L

Great-West Emerging Markets Equity Fund – Institutional, Investor, and Class L

Great-West Inflation-Protected Securities Fund – Institutional, Investor, and Class L

Great-West Core Strategies: Flexible Bond Fund – Institutional, Investor, and Class L

Great-West Core Strategies: Inflation-Protected Securities Fund – Institutional, Investor, and Class L

Great-West Core Strategies: International Equity Fund – Institutional, Investor, and Class L

Great-West Core Strategies: Short Duration Bond Fund – Institutional, Investor, and Class L

Great-West Core Strategies: U.S. Equity Fund – Institutional, Investor, and Class L

Great-West Lifetime Conservative 2015 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2015 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime Conservative 2020 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2020 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime Conservative 2025 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2025 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime Conservative 2030 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2030 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime Conservative 2035 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2035 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime Conservative 2040 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2040 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime Conservative 2045 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2045 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime Conservative 2050 Fund – Institutional, Investor, Service, and Class L

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Great-West Lifetime 2050 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime Conservative 2055 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2055 Fund – Institutional, Investor, Service, and Class L

Great-West SecureFoundation® Balanced Fund – Institutional, Investor, Service, and Class L

Great-West SecureFoundation® Lifetime 2015 Fund – Institutional, Investor, Service, and Class L

Great-West SecureFoundation® Lifetime 2020 Fund – Institutional, Investor, Service, and Class L

Great-West SecureFoundation® Lifetime 2025 Fund – Institutional, Investor, Service, and Class L

Great-West SecureFoundation® Lifetime 2030 Fund – Institutional, Investor, Service, and Class L

Great-West SecureFoundation® Lifetime 2035 Fund – Institutional, Investor, Service, and Class L

Great-West SecureFoundation® Lifetime 2040 Fund – Institutional, Investor, Service, and Class L

Great-West SecureFoundation® Lifetime 2045 Fund – Institutional, Investor, Service, and Class L

Great-West SecureFoundation® Lifetime 2050 Fund – Institutional, Investor, Service, and Class L

Great-West SecureFoundation® Lifetime 2055 Fund – Institutional, Investor, Service, and Class L

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